Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: ir@gipreit.com

GENERATION INCOME PROPERTIES ANNOUNCES
COMMITMENT FOR $25 MILLION MASTER CREDIT FACILITY WITH AMERICAN MOMENTUM BANK

Tampa, FL, October 27, 2021 – Generation Income Properties, Inc. (NASDAQ: GIPR) (“GIP” or the “Company”) announced the signing of a commitment letter for a master credit facility from American Momentum Bank in the amount of $25 million. The facility will be utilized to fund the acquisition of individual income-producing real estate properties.

“This facility demonstrates the strong relationship between Generation Income Properties and American Momentum Bank, and our continued faith in GIP’s growth and unwavering ability to source credit-worthy, stable properties,” said Porter Smith, Tampa Bay Market President of American Momentum Bank.

David Sobelman, President and CEO of GIP noted, “We are pleased to announce the commitment letter for a master credit facility from American Momentum Bank for $25 million, which emphasizes our long-standing relationship with them as well as their confidence in our growth. This commitment will allow us to perform quickly on the acquisition of new assets and meaningfully grow our portfolio for our shareholders”.

About Generation Income Properties

Generation Income Properties, Inc., located in Tampa, Florida, is an internally managed real estate corporation formed to acquire and own, directly and jointly, real estate investments focused on retail, office and industrial net lease properties located primarily in major United States cities.  The Company intends to elect to be taxed as a real estate investment trust.  Additional information about Generation Income Properties, Inc. can be found at the Company’s corporate website: www.gipreit.com.

About American Momentum Bank

American Momentum Bank, a Texas-chartered banking association with total assets of $2.7 billion as of September 30, 2021, provides comprehensive products and services for businesses and individuals. American Momentum Bank has 18 full-service banking centers in Texas and nine full-service banking centers in Florida. American Momentum Bank’s strong capitalization, superior asset quality and experienced management teams position it as one of the premier banks in each state. Visit www.americanmomentum.bank to learn more.

Forward-Looking Statements:

This press release, whether or not expressly stated, may contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. The words “believe,” “intend,” “expect,” “plan,” “should,” “will,” “would,” and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These statements reflect the Company's expectations regarding future events and economic performance and are forward-looking in nature and, accordingly, are subject to risks and uncertainties. Such forward-looking statements include risks and

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uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements which are, in some cases, beyond the Company's control which could have a material adverse effect on the Company's business, financial condition, and results of operations. These risks and uncertainties include the risk that we may not close on the above-described credit facility commitment, our limited operating history, potential changes in the economy in general and the real estate market in particular, the COVID-19 pandemic, and other risks and uncertainties that are identified from time to in our SEC filings, including those identified in our registration statement on Form S-11 (File No. 333-235707), which are available at www.sec.gov. The occurrence of any of these risks and uncertainties could have a material adverse effect on the Company's business, financial condition, and results of operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Any forward-looking statement made by us herein speaks only as of the date on which it is made. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as may be required by law.

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